EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCCOUNTING FIRM

We consent to the incorporation by reference in Ceramics Process Systems Corporation`s Registration Statement Nos. 33-25690, 33-18398, 33-42556, and 33-47587 on Forms S-8 of our report dated March 4, 2005, relating to the consolidated financial statements of Ceramics Process Systems Corporation and subsidiary as of December 25, 2004 and for the year then ended appearing in this Annual Report on Form 10-K/A.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
August 2, 2005